1991 Thrift Incentive Stock Purchase Plan for Employees of
Cullen/Frost Bankers, Inc.

Financial Statements

Years Ended December 31, 2000, 1999, and 1998 with Report of Independent
Auditors

                    1991 Thrift Incentive Stock Purchase Plan
                  for Employees of Cullen/Frost Bankers, Inc.

                              Financial Statements


                 Years Ended December 31, 2000, 1999, and 1998




                                    Contents

Report of Independent Auditors                                        1


Financial Statements

Statements of Net Assets Available for Benefits                       2
Statements of Changes in Net Assets Available for Benefits            3
Notes to Financial Statements                                         4



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                         Report of Independent Auditors



Compensation and Benefits Committee of
  Cullen/Frost Bankers, Inc.

We have audited the accompanying statements of net assets available for benefits of the 1991 Thrift Incentive Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. as of December 31, 2000 and 1999, and the related statements of changes in net assets available for benefits for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the 1991 Thrift Incentive Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. at December 31, 2000 and 1999, and the changes in its net assets available for benefits for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.

                                      /s/ERNST & YOUNG LLP

San Antonio, Texas
March 8, 2001

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                    1991 Thrift Incentive Stock Purchase Plan
                   for Employees of Cullen/Frost Bankers, Inc.

                Statements of Net Assets Available for Benefits


                                                   December 31
                                               2000           1999
                                         -------------------------------
Assets                                   $           -   $             -

Liabilities                                          -                 -
                                         -------------------------------
Net assets available for benefits        $           -   $             -
                                         ===============================



See accompanying notes.

                                                                     2
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                    1991 Thrift Incentive Stock Purchase Plan
                  for Employees of Cullen/Frost Bankers, Inc.

             Statements of Changes in Net Assets Available for Benefits


                                        Year Ended December 31
                                     2000          1999          1998
                               -------------------------------------------
Additions:
 Employer contributions         $    104,284   $    83,456   $    860,411
 Employee contributions              104,284        83,456         52,164
 Dividend income                       1,265           743          9,561
 Interest income                         150           142            560
 Net realized gain on sale of
  Investments                             46            22             42
 Net unrealized appreciation
  (depreciation) in fair value
   of investments                     50,831        (7,727)        (5,749)
                               -------------------------------------------
Total additions                      260,860       160,092        916,989

Deductions:
 Benefit payments                    260,860       160,092        916,989
                               -------------------------------------------
Total deductions                     260,860       160,092        916,989

Net assets available for benefits
  at beginning of year                     -             -              -
                                ------------------------------------------
Net assets available for benefits at
 end of year                    $          -   $         -   $          -




See accompanying notes.

                    1991 Thrift Incentive Stock Purchase Plan
                  for Employees of Cullen/Frost Bankers, Inc.

                         Notes to Financial Statements

                           December 31, 2000 and 1999


1.  Significant Accounting Policies

The financial statements of the 1991 Thrift Incentive Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. (the Plan) are presented on the accrual basis of accounting in accordance with generally accepted accounting principles. Participating entities include: Cullen/Frost Bankers, Inc. (CFBI); Frost National Bank; Frost Securities, Inc.; and Frost Insurance Agency, all of which are referred to herein as "the Company."

The cost of a specific security sold is used to compute realized gains and losses on the sale of investments.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates that affect amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2.  Description of the Plan

The Plan, amended and restated on January 1, 1991, is a nonqualified contributory plan. In addition to the Plan, the Company maintains the 401(k) Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. and its Affiliates (the 401(k) Plan). The Plan covers substantially all eligible employees who are restricted on retirement plan contributions by the limitations imposed by Sections 401(a)(11), 401(k), 401(m), 402(g), and 415 of the Internal Revenue Code.

For each plan year, each active participant is eligible to contribute an amount not to exceed the total of:

      i) the amount by which the active participant's 401(k) Plan contributions have been limited by IRS regulations not to exceed the difference between

         a) six percent of the participant's compensation for the respective plan year, and


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

                    1991 Thrift Incentive Stock Purchase Plan
                  for Employees of Cullen/Frost Bankers, Inc.

                   Notes to Financial Statements (continued)




2.  Description of the Plan (continued)

          b) the total before- and after-tax contributions allocated under the 401(k) Plan, and

      ii) the amount by which the participant's contributions to the 401(k) Plan have been limited by IRS regulations.

For each plan year, the Company makes contributions equal to 100% of the Participants' before- and after-tax contributions to the Plan and the 401(k) Plan, up to six percent of the participants' compensation for the respective plan year.

Participants are immediately vested 100% in their accounts which are distributed to them as of the date the distribution is made.

With respect to each plan year, all contributions under the Plan, from both the participants and the Company, are invested in common stock of CFBI.

All net assets available for benefits of the Plan are distributed on an annual basis by the end of each plan year, including dividend and interest income and net unrealized appreciation (depreciation) in fair value of investments earned during the year. All assets of the Plan at December 31, 2000 and 1999 have been transferred into Frost National Bank brokerage accounts in the name of the individual participant.

3.  Transactions With Parties-in-Interest

The Company may pay for certain or all expenses incurred in administering the provisions of the Plan. During 2000 and 1999, all such expenses were paid by the Company.

4.  Income Tax Status

The Plan is not subject to federal income taxes as all contributions to the Plan and earnings are fully vested and treated as taxable to the employee. All employee contributions to the Plan are made on an after-tax basis. Employer contributions to the Plan are not deferred and therefore are included in the employee's taxable income.


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